Exhibit 10.01

XingYe Bank Short-term Loan Agreement
serial numberæXing Yin Jing Shi ø2006÷string Liu Fifth

Loaner:	XingYe Bank

Address:	Beijing Shi Ji Tan Branch ,No. 1 Fu Xing Road, Hai Dian district, Beijing City. 100038

Contact number:	68527010	Fax number:	68527010

Borrower:	Beijing Telestone

Address:	6/F, Saiou Plaza, No.5, Haiying Road Fengtai Technology Park, Beijing 100070, China

Contact number:	83670088	Fax number:	83670088

Signing place:	Hai Dian District, Beijing

Article one: Amount
10million RMB

Article two: Function
Supplement liquid fund

Article three: Period
Twelve months; from 16 June 2006 to 16 June 2007

Article Four: Interest rate
Adjusted monthly and 130% of national standard rate ( in the same period and the same level).

Article Five: Penalty rate
50% higher than loan interest rate

Article Six: Repayment
According to this Agreement, the borrower shall repay the principle and interest on time.

Article Seven: Guarantee
The following agreements are guarantees of this agreement:

1.	Promissory Agreement of XingYe Bank (Bao Zi No.5-1 Xing Yin Jing Shi (2006) ). Guarantee method: related guarantee. Warrantor: China Hua Da Economy Guarantee Ltd.

2.	Personal guarantee statement: (Ge Bao Zi No.5-2 Xing Yin Jing Shi (2006) ) Guarantee method: Personal related guarantee. Warrantor: Han Daqing

Article Eight: Statement and Promise:

1.	The borrower states that the company is a legally registered company and has rights to sign and perform this agreement.
2.
The loan under this agreement is authorized by the Board of Directors of the company or its highest powerful organization of the company. All the Articles of this agreement do not breach the regulations, laws, policies and rules of the company.

3.	There is no other mortgage, impawn, lien and debt liability except which has stated in this agreement and no other pending legal proceedings as well.
4.	The borrower does not hide any issues which may cause the loaner do not sign this agreement.

Article Nine: Withdrawal in advance
During the loan period, the loaner can withdrawal the loan in advance when the following issues happened,

1.	the borrower owns interests
2.	the operating profit drops sharply
3.	the borrower involves in the legal proceedings
4.	untrue financial statements and materials provided
5.	the borrower peculates the loan
6.	the borrower rejects the inspection and supervision of loaner
7.	significant affairs happened on the borrower
8.	unsafe situation happened to the loan

Article Ten: Breach Liability
Any breach of this agreement is defined as breach.

If the borrower breaches the agreement, the loaner has rights to take the following measure,
1.	making a deadline for putting right
2.	stopping drawing
3.	terminating the agreement
4.	asking the penalty interests if it exceed the loan period
5.	asking the peculating penalty if the borrower peculates
6.	asking the interests of loan interests
7.	taking out the principle and interests of loan from any account of the borrower
8.	using legal method to take the loan back

The borrower shall pay any loss of repayment which does not follow this agreement

If the following issues happened on the guarantors, the loaner has rights to take the measures as above,
1.	the guarantor breaches the guarantee agreement or its credit standard goes bad
2.	the mortgagor breaches the mortgage agreement or destroys the guarantee
3.	the person for impawning breaches the impawning agreement or the value of impawning drops sharply

Article Eleven: Abandon of rights and performance of liability
1.	The borrower is independent from any party of this agreement or the third party.
2.	Any tolerance and extension allowed by the loaner do not affect the rights and obligation of this agreement

Article Twelve: Jurisdiction
This Agreement and any other ancillary agreement between the parties shall be governed by the laws of China.

Article Thirteen: Notice

1.	Any related notice and contact need to be send according to the contact information showed on the cover of the agreement.
2.	Once any party changes the contact information, it should notice the other party in time.
3.	If any notice or contact is send according above address, which can be considered as received as the following day respectively,

(1)	The fifth business day of the letter send
(2)	Receiving the confirmation signal of counter party for fax
(3)	Signature of the delivery

4.	The parties negotiated that both parties’ official seals are effective stamps on the agreement. Any person of the borrower can represent the company to receive the mail and related documents.

Article Fourteen: Effective period
This agreement enters into the effective period when the following terms happened,
1.	Both parties sign or seal
2.	The attached guarantee agreement has been effective
3.	Notarial proceeding has been done

This agreement is valid until all the principle, interests and other debt are repaid off.

Article Fifteen: Document
This Agreement is executed four originals. Two parties, notarial office and Guarantee Company have one original respectively. Any counterparts are revised and enlarged as needed.

Article Sixteen: Supplement

Loaner	seal	Beijing Shi Ji Tan Branch of Xing Ye Bank

Legal Representative of Xing Ye Bank: /s/ Wu Jing
Wu Jing

Borrower	seal	Beijing Telestone

Legal Representative of Beijing Telestone: /s/ Han Daqing
Han Daqing

16th June, 2006